                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                 --------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): JUNE 5, 2006

                           THE A CONSULTING TEAM, INC.
             (Exact name of registrant as specified in its charter)

         NEW YORK                         0-22945               13-3169913
(State or Other Jurisdiction           (Commission           (I.R.S. Employer
         of Incorporation)             File Number)          Identification No.)


                 200 PARK AVENUE SOUTH, NEW YORK, NEW YORK 10003
               (Address of Principal Executive Offices) (Zip Code)


        Registrant's telephone number, including area code (212) 979-8228

         Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

         [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

         [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

         [ ] Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

         [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

         The A Consulting Team, Inc. ("TACT") maintains a $10 million key-person life insurance policy on Mr. Shmuel BenTov, a director and the Chief Executive Officer and President of TACT. Currently, TACT is the named beneficiary of the entire $10 million payable under the policy. The annual premium on the policy is $28,860. The Board of Directors of TACT (the "Board") determined to reduce the amount payable to the Company under the policy to $5 million in order to reduce TACT's annual premiums. As an accommodation to Mr. BenTov and Helios & Matheson Information Technology Ltd. ("H&M"), a principal stockholder of TACT, the Board decided to maintain the existing $10 million policy, but to allocate $5 million of the amount payable under the policy to TACT and $5 million to a beneficiary designated by Mr. BenTov, subject to TACT entering into an agreement with H&M (simultaneously with the naming of Mr. BenTov's designated beneficiary), whereby H&M will pay TACT or the insurance company one-half of the annual premium payment. Pursuant to the terms of the stock purchase agreement under which H&M acquired shares of TACT's common stock from Mr. BenTov, H&M agreed to acquire and pay for term life insurance in the amount of $5 million on the life of Mr. BenTov. The insurance policy is intended to secure certain deferred payments, due pursuant to the stock purchase agreement, in the event of the death of Mr. BenTov.

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

ITEM 5.02(c)

         On June 5, 2006, the Board appointed Mr. Michael Prude, 43, as the Chief Operating Officer of TACT. In 1998, Mr. Prude entered into an employment agreement (the "Prude Employment Agreement") and, in 2005, he entered into a severance agreement (the "Prude Severance Agreement") with TACT. The Prude Employment Agreement is terminable at the will of either Mr. Prude or TACT. The Prude Employment Agreement contains non-competition and non-solicitation covenants, each of which are enforceable for one year after the date on which Mr. Prude's employment with TACT terminates for any reason. Mr. Prude's current annual base salary is $225,000. The Prude Employment Agreement states that Mr. Prude may also be eligible to receive a performance-based bonus as well as stock option awards. The Prude Severance Agreement provides that, in the event TACT terminates Mr. Prude's employment for cause (as defined therein) within the first 18 months of a change in control (as defined therein), then Mr. Prude shall be entitled to a severance payment in an amount equal to 12 months of his then-current base salary.

         Mr. Prude has been a full-time employee of TACT since 1998. Prior to his promotion to Chief Operating Officer, he held various positions with the company pursuant to which he had responsibilities in the sales, recruiting and delivery units of TACT. Mr. Prude has over 20 years of experience providing business technology solutions to Fortune 1,000 clients. He began his career managing development projects for Long Island Trust Co. and has done financial services work for Citibank and Barclays as well as business and technology advisory services to numerous C-Level executives within the Fortune 1,000. Prior to joining TACT as a full-time employee, Mr. Prude formed his own consulting company which provided services to organizations such as Chase Manhattan Bank, First Boston, Manufacturers Hanover Trust and CCH Legal. He attended Polytechnic University where he majored in Electrical Engineering.

ITEM 5.02(d)

         On June 5, 2006, the Board approved an increase in the number of directors from five directors to seven directors effective as of June 5, 2006. The Board appointed Messrs. Shankar N. Ram and Daniel L. Thomas to fill the two vacancies created by the increase. The Board further resolved to increase the number of directors to nine effective upon the date of the Company's next annual shareholders meeting, which the Company expects to be in August of 2006.

         H&M requested that the Company consider the appointment of Mr. Ram and Mr. Thomas. H&M owns approximately 43% of TACT's outstanding Common Stock. H&M has also asked the Board to consider additional director nominees.

         Shankar N. Ram, 53, has, since 1995, served as President, Chief Executive Officer and director of The Laxmi Group, Inc. ("Laxmi"), an information technology company that specializes in staff augmentation, project management and consulting. In 2001, he sold 51% of his interest in Laxmi to H&M. Mr. Ram has over 30 years experience in product planning, product support, marketing and management; 25 years of which he has concentrated in information technology, including the design and the implementation of software solutions for major corporations. He has also served, since 1987, as the founder, director, President and Chief Executive Officer of Importers Software Services, Inc., a leading software solution provider. Mr. Ram has served as director of
(i) Netwin Solutions, Inc., since October 2004, (ii) Ignify, Inc., since April 2005 and (iii) Prumatech, Inc., since October 2005. He is an active member in many international trade associations, including the Foreign Trade Association of Southern California, where he serves as a Director-at-Large. Mr. Ram holds a Masters of Science in Systems Science from Louisiana State University, Baton Rouge and a Bachelors of Engineering from the University of Madras, Madras, India.

         Daniel L. Thomas, 57, has over 30 years of public accounting and industry experience. He is currently a partner with Thomas & Associates, a certified public accounting firm, which he founded in February 2002. From October 1999 to February 2002, he was the Audit Partner in Charge with Corbin & Wertz, a certified public accounting firm. His experience includes part-time chief financial officer services, fraud prevention and investigation, acquisition consulting, transaction due diligence, internal control review and systems implementation. He is a Certified Public Accountant and a Certified Fraud Examiner. He holds a Bachelors of Science in Accounting from California State Polytechnic, University of Pomona (summa cum laude). He is the past President of the Orange County Chapter of the Association of Certified Fraud Examiners and has served on the Board of Directors for the Orange County Head Start program. He is also a Reserve Deputy Sheriff for the Orange County Sheriff's Department.

ITEM 8.01   OTHER EVENTS

            On June 5, 2006, the Board adopted and approved an amendment to TACT's Amended and Restated 1997 Stock Option and Award Plan (the "Plan") to decrease the number of shares authorized for issuance under the Plan from 1,200,000 shares to 460,000 shares. The amendment to the Plan will become effective upon the Board's determination that all applicable regulations and other conditions have been complied with or fulfilled.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

                  Exhibit 10.1 Employment Agreement, dated as of September 16, 1998, by and between The A Consulting Team and Michael Prude

                  Exhibit 10.2 Amendment No. 1 to The A Consulting Team's Amended and Restated 1997 Stock Option and Award Plan

                  [Remainder of page intentionally left blank]

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           THE A CONSULTING TEAM, INC.



                                           By: /s/ Salvatore Quadrino
                                              ------------------------------
                                               Chief Financial Officer

         Date: June 9, 2006

                                  EXHIBIT INDEX


EXHIBIT NO.                DESCRIPTION
-----------                -----------


Exhibit 10.1 Employment Agreement, dated as of September 16, 1998, by and between The A Consulting Team and Michael Prude

Exhibit 10.2 Amendment No. 1 to The A Consulting Team's Amended and Restated 1997 Stock Option and Award Plan